1 EXHIBIT 1.01 Conflict Minerals Report of Helen of Troy Limited In accord with Rule 13p-1 under the Securities Exchange Act of 1934 This is the Conflict Minerals Report of Helen of Troy Limited (“Helen of Troy”, the “Company”) for calendar year 2021 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). 1. Introduction Helen of Troy is a leading global consumer products company offering creative solutions for our customers through a diversified portfolio of well-recognized and widely trusted brands. The Company has built leading market positions through new product innovation, product quality and competitive pricing. Helen of Troy was incorporated as Helen of Troy Corporation in Texas in 1968 and reorganized as Helen of Troy Limited in Bermuda in 1994. Helen of Troy has three business segments: Home & Outdoor (formerly named Housewares), Health & Wellness (formerly named Health & Home), and Beauty. The Home & Outdoor segment provides a broad range of innovative consumer products for home activities such as food preparation, cooking, cleaning, and organization; as well as products for outdoor and on the go activities such as hydration, food storage, backpacks, and travel gear. This segment sells primarily to retailers as well as through our direct-to-consumer channel. The Health & Wellness segment provides health and wellness products including healthcare devices, thermometers, water and air filtration systems, humidifiers, and fans. Sales for the segment are primarily to retailers, along with some direct-to-consumer product distribution. The Beauty segment distributes haircare products including styling appliances, grooming tools, decorative hair accessories, and prestige market liquid- based products. This segment sells primarily to retailers in the prestige and mass merchandise channels, beauty supply wholesalers, and through our direct- to- consumer channel. Helen of Troy purchases its products from unaffiliated manufacturers, most of which are located in China, Mexico and the United States. Helen of Troy contracts to have products manufactured that may contain gold, tantalum, tin and tungsten (“3TG”). As these materials may be necessary to Helen of Troy’s products, the Company has embarked on a process to trace the origin of these metals to determine whether its sourcing practices support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and the surrounding area (the “Covered Countries”). The intent of this Conflict Minerals Report (“CMR”) is to describe this due diligence process.

2 2. Product Description Helen of Troy contracts to have products manufactured that may contain 3TG, such as home, outdoor, health, wellness, and beauty consumer products. Helen of Troy purchases finished product and is therefore several tiers removed from the mining operations. The Company does not purchase any materials directly from smelters or refiners, so Helen of Troy must rely on its suppliers to provide reliable and accurate information about 3TG. Helen of Troy’s suppliers were requested to use the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) to identify gold, tantalum, tin and tungsten smelters or refiners (“SORs”) and associated countries of origin. Verified SORs were matched against available lists of processors that have been certified by internationally- recognized industry validation schemes, such as the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program (“LBMA”), and the Responsible Jewelry Council Chain-of-Custody Certification (“RJC”). Conflict free certification information is current as of April 15, 2022. 3. Reasonable Country of Origin Inquiry Description Helen of Troy obtained the aforementioned product information by implementing a Reasonable Country of Origin Inquiry (“RCOI”). Helen of Troy assembled an internal team comprised of representatives from Helen of Troy’s finance, legal and supply chain departments. Helen of Troy engaged Source Intelligence (“SI”), a third-party information management service provider, to gather information from suppliers and establish a system of controls and transparency over its supply chain. This is the eighth consecutive year the Company worked with SI. Helen of Troy’s Tier 1 suppliers were engaged by SI to collect information regarding the presence and sourcing of 3TG used in the products supplied to them. Information was collected and stored using an online platform provided by SI. Supplier Engagement As in previous years, the RCOI began with an introduction email from Helen of Troy to suppliers describing its conflict minerals reporting requirements. Following that introduction email, a subsequent email was sent to suppliers containing a registration and survey request link to the online data collection platform. In an effort to increase awareness of the Company’s Conflict Minerals Compliance Program (CMCP), supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing, Helen of Troy’s suppliers were given access to an online Supplier Resource Center. The Supplier Resource Center provided educational information to facilitate a deeper understanding of conflict minerals and to inform suppliers as to why information was being requested. There were also opportunities to participate in webinars providing information on the Conflict Minerals Rule.

3 Subsequent engagement followed these steps: • Following the initial introductions to the program and information request, up to three reminder emails were sent to each non-responsive supplier requesting survey completion. • Suppliers who remained non-responsive were contacted by email and offered assistance. This assistance included, but was not limited to, further information about the Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided. • If, after these efforts, a given supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by Helen of Troy. Specifically, Helen of Troy contacted these suppliers by email to request their participation in the program. SI followed up with an email in a timely manner. Information Requested Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the online data collection platform or to provide this information in the online survey version. Where a supplier was unable to provide a CMRT, SI requested information on its suppliers of products or components which may require 3TG for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email in order to build a chain-of-custody back to the 3TG SOR. Every effort was made to address and meet the concerns of suppliers regarding their need to maintain the confidentiality of their data. In order to address this concern, SI executed non-disclosure agreements with Helen of Troy suppliers when requested. Helen of Troy chose to give their suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers were requested to provide an electronic signature before submitting their data to Helen of Troy to verify that all answers submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data.

4 Quality Assurance Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” (QC) flags were raised, suppliers were automatically contacted by the SI platform on a bi-weekly basis up to 3 contacts. • One or more smelter or refiners (SORs) were listed for an unused metal; • SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor; • Supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed are known to source from the region; • Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers; • Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope; • Supplier indicated they have not provided all applicable SOR information received; and • Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers. 4. RCOI Results Helen of Troy’s RCOI process revealed the following: • A total of 129 Tier 1 suppliers were identified by Helen of Troy as potentially in-scope for conflict mineral reporting purposes and all were contacted as part of the RCOI process. The survey response rate among these suppliers was 100%. • Out of these responding suppliers, 30.2% indicated conflict minerals were necessary to the functionality or production of the products they supply to Helen of Troy. • The responding suppliers using conflict minerals provided names of 187 verified SORs. • Of the 187 verified SORs, 90.9% are currently certified, of those that are not yet certified, 29.4% are actively moving through the certification process. Around 79.7% of verified SORs had no indication of sourcing from the DRC/Covered Countries. Of those SORs that show indication of sourcing from the DRC/Covered Countries, all are currently certified. The following table lists the verified SORs provided by Helen of Troy’s suppliers, along with the certification status of each SOR as of April 15, 2022.

Number	Metal	Official Smelter Name	Conflict-Free Certifications
1	Gold	Advanced Chemical Company	RMAP
2	Gold	Aida Chemical Industries Co., Ltd.	RMAP
3	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, RJC, RMAP
4	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP
5	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP
6	Gold	Argor-Heraeus S.A.	LBMA, RMAP
7	Gold	Asahi Pretec Corp.	LBMA, RMAP
8	Gold	Asahi Refining Canada Ltd.	LBMA, RMAP
9	Gold	Asahi Refining USA Inc.	LBMA, RMAP
10	Gold	Asaka Riken Co., Ltd.	RMAP
11	Gold	Aurubis AG	LBMA, RMAP
12	Gold	Bangalore Refinery	RMAP
13	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP
14	Gold	Boliden AB	LBMA, RMAP
15	Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP
16	Gold	CCR Refinery - Glencore Canada Corporation	LBMA, RMAP
17	Gold	CGR Metalloys Pvt Ltd.	NA
18	Gold	Chimet S.p.A.	LBMA, RMAP
19	Gold	Chugai Mining	RMAP
20	Gold	DODUCO Contacts and Refining GmbH	RMAP
21	Gold	DSC (Do Sung Corporation)	RMAP
22	Gold	Eco-System Recycling Co., Ltd. East Plant	RMAP
23	Gold	Emirates Gold DMCC	RMAP
24	Gold	Geib Refining Corporation	RMAP
25	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	LBMA, RMAP

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6 26 Gold Guangdong Jinding Gold Limited NA 27 Gold Heimerle + Meule GmbH LBMA, RMAP 28 Gold Heraeus Metals Hong Kong Ltd. LBMA, RJC, RMAP 29 Gold Heraeus Precious Metals GmbH & Co. KG RMAP 30 Gold Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. LBMA, RMAP 31 Gold Ishifuku Metal Industry Co., Ltd. LBMA, RMAP 32 Gold Italpreziosi RJC, RMAP 33 Gold Japan Mint LBMA, RMAP 34 Gold Jiangxi Copper Co., Ltd. LBMA, RMAP 35 Gold JSC Uralelectromed NA 36 Gold JX Nippon Mining & Metals Co., Ltd. LBMA, RMAP 37 Gold Kazakhmys Smelting LLC NA 38 Gold Kazzinc LBMA, RMAP 39 Gold Kennecott Utah Copper LLC LBMA, RMAP 40 Gold Kojima Chemicals Co., Ltd. RMAP 41 Gold L'Orfebre S.A. RMAP 42 Gold LS-NIKKO Copper Inc. LBMA, RMAP 43 Gold LT Metal Ltd. RMAP 44 Gold Marsam Metals RMAP 45 Gold Materion RMAP 46 Gold Matsuda Sangyo Co., Ltd. LBMA, RMAP 47 Gold Metalor Technologies (Hong Kong) Ltd. LBMA, RJC, RMAP 48 Gold Metalor Technologies (Singapore) Pte., Ltd. LBMA, RJC, RMAP 49 Gold Metalor Technologies (Suzhou) Ltd. RJC, RMAP 50 Gold Metalor Technologies S.A. LBMA, RJC, RMAP 51 Gold Metalor USA Refining Corporation LBMA, RJC, RMAP

7 52 Gold Metalurgica Met-Mex Penoles S.A. De C.V. LBMA, RMAP 53 Gold Mitsui Mining and Smelting Co., Ltd. LBMA, RMAP 54 Gold Moscow Special Alloys Processing Plant NA 55 Gold Navoi Mining and Metallurgical Combinat RMAP 56 Gold Nihon Material Co., Ltd. LBMA, RMAP 57 Gold Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH RJC, RMAP 58 Gold OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) NA 59 Gold OJSC Novosibirsk Refinery NA 60 Gold PAMP S.A. LBMA, RMAP 61 Gold Planta Recuperadora de Metales SpA RMAP 62 Gold PT Aneka Tambang (Persero) Tbk LBMA, RMAP 63 Gold PX Precinox S.A. LBMA, RMAP 64 Gold Rand Refinery (Pty) Ltd. LBMA, RMAP 65 Gold REMONDIS PMR B.V. RMAP 66 Gold Samduck Precious Metals RMAP 67 Gold SAXONIA Edelmetalle GmbH RMAP - Active 68 Gold SEMPSA Joyeria Plateria S.A. LBMA, RMAP 69 Gold Shandong Zhaojin Gold & Silver Refinery Co., Ltd. LBMA, RMAP 70 Gold Sichuan Tianze Precious Metals Co., Ltd. LBMA, RMAP 71 Gold Singway Technology Co., Ltd. RMAP 72 Gold SOE Shyolkovsky Factory of Secondary Precious Metals NA 73 Gold Solar Applied Materials Technology Corp. LBMA, RMAP 74 Gold State Research Institute Center for Physical Sciences and Technology NA 75 Gold Sumitomo Metal Mining Co., Ltd. LBMA, RMAP 76 Gold T.C.A S.p.A LBMA, RMAP

77	Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP
78	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, RMAP
79	Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP
80	Gold	Tongling Nonferrous Metals Group Co., Ltd.	NA
81	Gold	Tony Goetz NV	NA
82	Gold	Torecom	RMAP
83	Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP
84	Gold	United Precious Metal Refining, Inc.	RMAP
85	Gold	Valcambi S.A.	LBMA, RJC, RMAP
86	Gold	Western Australian Mint (T/a The Perth Mint)	LBMA, RMAP
87	Gold	WIELAND Edelmetalle GmbH	RMAP
88	Gold	Yamakin Co., Ltd.	RMAP
89	Gold	Yokohama Metal Co., Ltd.	RMAP
90	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP
91	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	RMAP
92	Tantalum	D Block Metals, LLC	RMAP
93	Tantalum	Exotech Inc.	RMAP - Active
94	Tantalum	F&X Electro-Materials Ltd.	RMAP
95	Tantalum	FIR Metals & Resource Ltd.	RMAP
96	Tantalum	Global Advanced Metals Aizu	RMAP
97	Tantalum	Global Advanced Metals Boyertown	RMAP
98	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	RMAP
99	Tantalum	H.C. Starck Hermsdorf GmbH	RMAP
100	Tantalum	H.C. Starck Inc.	RMAP
101	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP
102	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP
103	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP

8

104	Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP
105	Tantalum	Mineracao Taboca S.A.	RMAP
106	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP
107	Tantalum	NPM Silmet AS	RMAP
108	Tantalum	Taki Chemical Co., Ltd.	RMAP
109	Tantalum	TANIOBIS Co., Ltd.	RMAP
110	Tantalum	TANIOBIS GmbH	RMAP
111	Tantalum	TANIOBIS Japan Co., Ltd.	RMAP
112	Tantalum	TANIOBIS Smelting GmbH & Co. KG	RMAP
113	Tantalum	Ulba Metallurgical Plant JSC	RMAP
114	Tin	Alpha	RMAP
115	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP
116	Tin	China Tin Group Co., Ltd.	RMAP
117	Tin	Dowa	RMAP
118	Tin	EM Vinto	RMAP
119	Tin	Fenix Metals	RMAP
120	Tin	Gejiu Kai Meng Industry and Trade LLC	NA
121	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP
122	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	RMAP
123	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	RMAP
124	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP
125	Tin	HuiChang Hill Tin Industry Co., Ltd.	RMAP
126	Tin	Jiangxi New Nanshan Technology Ltd.	RMAP
127	Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP
128	Tin	Malaysia Smelting Corporation (MSC)	RMAP
129	Tin	Melt Metais e Ligas S.A.	RMAP - Active
130	Tin	Metallic Resources, Inc.	RMAP

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131	Tin	Metallo Belgium N.V.	RMAP
132	Tin	Metallo Spain S.L.U.	RMAP
133	Tin	Mineracao Taboca S.A.	RMAP
134	Tin	Minsur	RMAP
135	Tin	Mitsubishi Materials Corporation	RMAP
136	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP
137	Tin	Operaciones Metalurgicas S.A.	RMAP
138	Tin	PT Artha Cipta Langgeng	RMAP
139	Tin	PT ATD Makmur Mandiri Jaya	RMAP
140	Tin	PT Babel Inti Perkasa	RMAP
141	Tin	PT Babel Surya Alam Lestari	RMAP
142	Tin	PT Bangka Serumpun	RMAP
143	Tin	PT Mitra Stania Prima	RMAP
144	Tin	PT Refined Bangka Tin	RMAP
145	Tin	PT Timah Tbk Kundur	RMAP
146	Tin	PT Timah Tbk Mentok	RMAP
147	Tin	Rui Da Hung	RMAP
148	Tin	Soft Metais Ltda.	RMAP
149	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	RMAP
150	Tin	Thaisarco	RMAP
151	Tin	Tin Technology & Refining	RMAP
152	Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP
153	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	RMAP
154	Tin	Yunnan Tin Company Limited	RMAP
155	Tungsten	A.L.M.T. TUNGSTEN Corp.	RMAP
156	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	RMAP - Active

10

157	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	RMAP
158	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP
159	Tungsten	Cronimet Brasil Ltda	RMAP
160	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	RMAP
161	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	RMAP
162	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	RMAP
163	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP
164	Tungsten	Global Tungsten & Powders Corp.	RMAP
165	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP
166	Tungsten	H.C. Starck Tungsten GmbH	RMAP
167	Tungsten	Hunan Chenzhou Mining Co., Ltd.	RMAP
168	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	RMAP
169	Tungsten	Hydrometallurg, JSC	RMAP
170	Tungsten	Japan New Metals Co., Ltd.	RMAP
171	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP
172	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP
173	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP
174	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP
175	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP
176	Tungsten	Kennametal Fallon	RMAP
177	Tungsten	Kennametal Huntsville	RMAP
178	Tungsten	KGETS CO., LTD.	RMAP
179	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP
180	Tungsten	Niagara Refining LLC	RMAP
181	Tungsten	NPP Tyazhmetprom LLC	RMAP - Active
182	Tungsten	TANIOBIS Smelting GmbH & Co. KG	RMAP

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12 183 Tungsten Unecha Refractory Metals Plant RMAP 184 Tungsten Wolfram Bergbau und Hutten AG RMAP 185 Tungsten Xiamen Tungsten (H.C.) Co., Ltd. RMAP 186 Tungsten Xiamen Tungsten Co., Ltd. RMAP 187 Tungsten Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. RMAP Certification Status: 1. Responsible Minerals Assurance Process (RMAP) • RMAP: The smelter has an active certification or is in the process of renewing their certification. • RMAP -Active: The smelter is actively moving through the certification process. 2. Responsible Gold Certificate: London Bullion Market Association (LBMA) • LBMA: The smelter has obtained a Responsible Gold Certification. 3. Chain of Custody Certificate: Responsible Jewelry Council (RJC) • RJC: The smelter has obtained a Chain-of-Custody Certification. *NA refers to no applicable standard identified Countries of origin for these SORs are believed to include:

13 Country of Origin Angola Israel Spain Argentina Italy Suriname Armenia Ivory Coast Sweden Australia Japan Switzerland Austria Jersey Taiwan Belarus Kazakhstan Tajikistan Belgium Kenya Tanzania Bermuda Korea, Republic of Thailand Bolivia Kyrgyzstan Turkey Brazil Laos Uganda Burundi Luxembourg United Arab Emirates Cambodia Madagascar United Kingdom Canada Malaysia United States Central African Republic Mali Uzbekistan Chile Mexico Viet Nam China Mongolia Zambia Colombia Morocco Zimbabwe Congo (Brazzaville) Mozambique Czech Republic Myanmar Djibouti Namibia DRC- Congo (Kinshasa) Netherlands Ecuador Niger Egypt Nigeria Estonia Papua New Guinea Ethiopia Peru Finland Philippines France Poland Germany Portugal Ghana Russian Federation Guinea Rwanda Guyana Saudi Arabia Hong Kong Sierra Leone Hungary Singapore India Slovakia Indonesia South Africa Ireland South Sudan

14 5. Due Diligence Process Helen of Troy’s due diligence process was designed to conform to the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1. It is important to note that the OECD Guidance was written for both upstream2 and downstream3 companies in the supply chain. As Helen of Troy is a downstream company in the supply chain, due diligence practices were tailored accordingly. • Step 1- Establish strong company management systems Helen of Troy’s conflict minerals policy is publicly available at www.helenoftroy.com. The Company utilizes an internal team comprised of representatives from the finance, legal and supply chain departments to communicate and manage compliance initiatives. Team members work with the suppliers on a continual basis to maintain an open dialog and transparency in the procurement process. Findings are reported to senior management, as well as to the internal audit department. The Company’s internal team efforts are supplemented with a third-party service provider’s extensive knowledge and experience, as well as training seminars on conflict minerals. • Step 2- Identify and assess risk in the supply chain The Company continues to refine its list of product categories and suppliers that may fall within the scope of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Expectations with regard to supplier performance, transparency and sourcing are clearly communicated through supplier training. Quality assessments with suppliers are being expanded to encompass compliance initiatives. Suppliers are being encouraged to implement conflict mineral policies with their vendors. • Step 3- Design and implement a strategy to respond to identified risks Helen of Troy continues to make improvements on risk management. As RCOI are conducted and additional information becomes available regarding components and materials being used in the Company’s products, potential risks can be tracked and mitigated. The online platform maintained by SI allows Helen of Troy to 1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf. 2 Upstream companies refer to those between the mine and SORs. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs. 3 Downstream companies refer to those entities between the SORs and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

15 access and analyze supplier responses as well as SOR information. Any suppliers found to be sourcing from SORs that support conflict in the DRC region will be required to explore alternative sources. • Step 4- Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain As part of Helen of Troy’s due diligence, and in conjunction with SI, the Company relies upon the following internationally accepted audit standards to determine which SORs are considered DRC Conflict Free: RMAP, LBMA and RJC. If the SOR is not certified by these internationally-recognized schemes, attempts are made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes to track the chain-of-custody on the source of the SOR’s mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. • Step 5- Report on supply chain due diligence Helen of Troy reports annually on supply chain due diligence through the Form SD and this CMR filed with the Securities and Exchange Commission. The Form SD is publicly available at www.helenoftroy.com. 6. Steps to Improve Due Diligence Helen of Troy will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures: • Continue to assess the presence of 3TG in its supply chain • Clearly communicate expectations with regard to supplier performance, transparency and sourcing • Maintain the response rate for the RCOI process • Continue to compare RCOI results to information collected via independent conflict free smelter validation programs 7. Product Determination Based on its RCOI process, Helen of Troy is unable to determine whether or not various components/materials, which contribute to products sold by its business segments, are DRC conflict free.

16 8. Independent Private Sector Audit Based on Helen of Troy’s declaration, a private sector audit is not required.